EXHIBIT 21

              Subsidiaries of Huayang International Holdings, Inc.


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SUBSIDIARY                                                      OWNERSHIP PERCENTAGE
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Shenyang Haitong House Properties Development, Ltd.                             95 %
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Huayang International Hotel Co., Ltd.                                           20 %
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Changhua Business Co., Ltd.                                                     20 %
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Changyuan Car Park Co., Ltd.                                                    20 %
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